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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 12, 1999
(August 10, 1999)

                          -----------------------------


                           NEXTEL COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)





                DELAWARE                0-19656             36-3939651

      (State or other jurisdiction    (Commission        (I.R.S. Employer
            of incorporation)         File Number)       Identification No.)

     2001 EDMUND HALLEY DRIVE, RESTON, VIRGINIA                 20191

       (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:     (703) 433-4000

                               ------------------



--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)



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ITEM 5. OTHER EVENTS.


Nextel Communications, Inc. today announced that it had reached agreement with the United States Department of Justice and the Federal Communications Commission ("FCC") concerning the terms and conditions that would apply to resolution of claims asserted by the FCC against NextWave Personal Communications Inc. and certain of its affiliates ("NextWave") in the context of a plan of reorganization for NextWave contemplated to be proposed and sponsored by Nextel. NextWave sought protection by commencing a voluntary bankruptcy proceeding under Chapter 11 in June 1998 after failing to make required payments to the FCC for the personal communications services ("PCS") licenses that NextWave had been awarded in PCS spectrum auction proceedings conducted in 1996. The NextWave bankruptcy proceedings currently are pending in the United States Bankruptcy Court for the Southern District of New York.

Nextel already has been in contact with appropriate representatives of the creditor and equity groups of NextWave regarding the potential treatment of such parties and their claims under a consensual plan of reorganization that would be sponsored by Nextel. Nextel has not yet reached agreement with either of such groups, and cannot predict whether or when it will do so with either or both of such parties. The final terms of any plan of reorganization for the NextWave debtors that is proposed and sponsored by Nextel will not be determinable until Nextel has developed those terms through agreement with either or both of such creditor and equity groups. Any such plan of reorganization that ultimately may be developed and proposed by Nextel would be subject to various conditions to its successful implementation, including consideration and approval of such plan through the normal bankruptcy court procedures for such purposes and Nextel's receipt of all required regulatory approvals, consents and waivers.

Nextel issued a press release treating the above matters in further detail, a copy of which is being filed as Exhibit 99.1 hereto and is incorporated herein by reference. Nextel does not presently intend to update the status of matters relating to its efforts to accomplish a consensual reorganization of the NextWave debtors or to issue any further public statements on such matters unless and until it believes further developments, if any, warrant such disclosures or it believes it is required to do so to comply with its disclosure obligations under applicable laws.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in this report and in the press release filed as Exhibit 99.1 to this report that are not historical or current facts deal with potential future circumstances and developments. The ability of Nextel to successfully structure a plan of reorganization for the NextWave debtors and to obtain access to the personal communications services spectrum originally awarded to them will depend on a number of factors, including Nextel's ability to reach agreement on plan terms with relevant creditor and/or equity constituencies. Successful implementation of such a plan also would involve additional risks, including those relating to obtaining required regulatory and judicial approvals and potentially resolving or prevailing against challenges that may be asserted by third parties. Additionally, Nextel's existing digital mobile network business remains subject to those risk factors and uncertainties that Nextel currently believes may cause actual future experience and results in its digital mobile network business to differ from Nextel's current expectations and such risks and uncertainties are described from time to time in Nextel's reports filed with the Securities and Exchange Commission, including Nextel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and in Nextel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                              NOT APPLICABLE



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(b)  PRO FORMA FINANCIAL INFORMATION.

                              NOT APPLICABLE

(c)  EXHIBITS.


             Exhibit No.           Exhibit Description

                99.1               Press Release issued August 11, 1999



                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              NEXTEL COMMUNICATIONS, INC.



Date: August 12, 1999         By: /s/ Thomas J. Sidman
                              ----------------------------------
                              Thomas J. Sidman
                              Vice President and General Counsel




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                                  EXHIBIT INDEX




        Exhibit No.                 Exhibit Description

          99.1                      Press Release issued August 11, 1999